EXHIBIT 2.1
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT ("Agreement") is made and entered into on this 2nd day of March, 2018 by and between ELEMENT, LLC, a Kansas limited liability company ("Company"), and The Andersons Ethanol LLC, an Ohio limited liability company ("Subscriber").

WITNESSETH:

WHEREAS, the Company desires to issue to Subscriber, and Subscriber wishes to subscribe to and purchase from the Company, Membership Units representing equitable ownership interests in the Company in amounts and upon the terms and conditions set forth herein; and

WHEREAS, contemporaneously with the issuance to Subscriber of the Membership Units, and Company’s execution of a Subscription Agreement with one other subscriber for the balance of the Membership Units not acquired by Subscriber (the “Other Subscriber”), the Company and its two Members will provide and/or execute various additional documents and agreements (the “Other Documents”) concerning that certain Transaction in which the Company will arrange for the construction, financing, and ongoing operation of a new 70MGY ethanol plant to be owned by Company, and to be located at 523 E. Union Street, Colwich, KS 67030 (“Plant”); and

WHEREAS, Subscriber’s investment in Company through its purchase of the Membership Units described herein is conditioned upon the Closing of the Transaction, so that Company is prepared to immediately thereafter commence its construction of the Plant, and Company and Subscriber desire to confirm the preconditions to Subscriber’s execution of this Subscription Agreement and Subscriber’s purchase of the Membership Units.

NOW, THEREFORE, for and in consideration of the mutual covenants, representations and warranties hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: SUBSCRIPTION OF SHARES

1.1
Subscriber hereby subscribes to purchase from Company, and the Company hereby agrees to issue to Subscriber, upon the terms and conditions hereinafter set forth, the following number of Membership Units of the Company representing fifty-one percent (51%) of the equitable ownership interests in the Company (the "Issued Units"):

(A)	Number of Units: 5,355

(B)	Price Per Unit: $10,000.00

(C)	Initial Capital Contribution: $15,300,000.00

(D)	Additional Capital Contribution: as required by Operating Agreement

1.2
The designation, powers, preferences and relative, participating or other special rights, and the qualifications, limitations and restrictions of the Issued Units are fully set forth in the Operating Agreement of the Company ("Operating Agreement"), a true and correct copy of which is attached hereto as Exhibit "A" and incorporated by reference for all purposes, and is to be executed by Subscriber and the Other Subscriber at the Closing of the Transaction.

ARTICLE 2: CLOSING; CONDITIONS PRECEDENT; USE OF PROCEEDS

2.1
The Closing of this Agreement, and of the Transaction, shall be held on March 2, 2018, at 9:00 a.m. ("Closing Date"), at the offices of ICM, Inc., 310 N. First Street, Colwich, Kansas 67030. At the Closing:

(A)	Subscriber will pay its Initial Capital Contribution to the Company by wire transfer to the account ("Account") set forth on Exhibit "B" attached hereto and incorporated by reference.

(B)	Subscriber will execute and deliver the Operating Agreement or a counterpart thereof.

(C)
Subscriber and Other Subscriber will each provide the additional information required of them at the Closing, and will execute those other agreements and documents (“Other Documents”) that require their respective signatures to complete the Transaction. The Other Documents are expected to include, but are not limited to, those listed on the Closing Checklist as reflected on Exhibit C attached hereto and incorporated by reference.

(D)
Company will then deliver to each of Subscriber, and Other Subscriber, a certificate representing the Issued Units specified for their respective Membership Interests, and Subscriber and Other Subscriber will each be deemed a Member of Company for all purposes, pursuant to the terms of the Operating Agreement.

2.2
The obligations of Subscriber to fulfill the obligations set forth in Article 1.1 of this Agreement and to participate in the Closing of the Transaction identified in Article 2.1 are subject to the satisfaction at Closing of the following conditions:

(A)	The Other Subscriber is present and prepared to, and does:

(1)    Contemporaneously pay the Initial Capital Contribution set forth opposite Other Subscriber’s name on Exhibit A to the Operating Agreement by delivery of a wire transfer to the Company's Account;

(2)    Contemporaneously execute and deliver the Operating Agreement or a counterpart thereof; and

(3)    Contemporaneously execute the Other Documents that require Other Subscriber’s signature as a part of the Closing of the Transaction.

(B)	All other items on Company’s Closing Checklist will either be satisfied as of and at the Closing, or will be expressly waived by Senior Lender and both Members.

2.3	Subscriber understands and agrees, and Company represents and warrants, that the Initial Capital Contribution will be used solely for the purposes described in the Operating Agreement.

ARTICLE 3: SUBSCRIBER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	The Subscriber hereby represents, warrants and covenants to Company as follows:

(A)
Subscriber: (i) is a corporation, limited liability company or partnership duly organized or duly formed, validly existing and in good standing under the laws of the State of Ohio; (ii) has the corporate, limited liability company or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby; (iii) is duly licensed or qualified to do business and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder or in the Other Documents; and (iv) has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Subscription Agreement. Subscriber confirms and affirms that this Subscription Agreement constitutes the legal, valid, and binding obligation of the Subscriber.

(B)
Subscriber understands that the Company is newly formed and has no history of operations. Final aspects of the Company's business plan have not been completed and there is no assurance that the Company will be able to complete and implement such business plan successfully. Subscriber has a lengthy business relationship with the Other Subscriber, and understands that Subscriber and Other Subscriber are the only two Members of the Company following the Closing of the Transaction.

(C)
Subscriber acknowledges that, prior to the execution of this Subscription Agreement: (i) Subscriber has investigated the merits of this investment and has reviewed and examined the Company’s capital and financial structure and is satisfied based upon such investigation as to the merits of this investment; (ii) Subscriber has engaged the assistance of its own legal and financial advisors in evaluating the relative merits of this investment; and (iii) Subscriber has not been promised any special consideration or any other inducement not specifically set forth in this Agreement to subscribe to the Membership Units, except for those arm’s length business arrangements as are documented in various of the Other Documents to which Subscriber and/or one or more of Subscriber’s affiliates will become a party at their execution at the Closing.

(D)
Subscriber acknowledges that: (i) Subscriber has been provided with a copy of the Articles of Organization and Operating Agreement of the Company; (ii) Subscriber will be a Member of the Company with specific management responsibilities as provided in the Operating Agreement of the Company; (iii) Subscriber has engaged in extensive discussions and negotiations with Other Subscriber, and has individually prepared proformas and other analyses concerning the potential business activities of Company and the results that may be achieved; (iv) Subscriber has intentionally selected its ownership percentage in Company that will be derived from its purchase of the Membership Units; and (v) Subscriber has received all information desired by Subscriber in advance of Closing of the Transaction.

(E)
Subscriber is aware that the Issued Units subscribed for herein have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act"), in reliance upon the exemption therefrom contained in Section 4(a)(2) of the Act for a sale to a financially sophisticated investor, and/or under Regulation D promulgated thereunder, which provides for an exemption from registration for a sale to an accredited investor. Subscriber is also aware that the Issued Units subscribed for have not been registered with any applicable state securities commission. Subscriber is aware and acknowledges that no state or federal governmental authority has made any finding or determination relating to the fairness or suitability of this investment. Subscriber acknowledges that at no time was Subscriber presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or other form of general advertising in connection with this subscription, having received only contact through its prior business relationship with Other Subscriber.

(F)
Subscriber is purchasing the Issued Units for Subscriber’s own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof. Subscriber certifies that: (i) no other person has any direct or indirect beneficial interest in the Issued Units; (ii) Subscriber is not acting as an underwriter or directly or indirectly participating in any underwriting of the Issued Units; (iii) Subscriber will not take, or cause to be taken, any action that would cause Subscriber to be an underwriter, as defined in the Act, of the Issued Units; and (iv) Subscriber does not have any contract, undertaking, agreement, arrangement or understanding with any person that is contrary to the representations, warranties and agreements contained herein.

(G)
Subscriber acknowledges and covenants that the Issued Units may not be offered, sold, transferred, pledged or hypothecated to any person in the absence of appropriate federal or state registration, or an opinion of legal counsel satisfactory to the Company and its legal counsel that said registration is not required due to the availability of an applicable exemption from federal and state registration.

(H)	Subscriber acknowledges that there is no public market for the Issued Units and Subscriber cannot readily liquidate Subscriber’s investment in Company.

(I)	Subscriber acknowledges that there are restrictions on sale, transfer, assignment, or other alienation of the Issued Units as set forth in the Operating Agreement.

(J)
Subscriber is aware that the Issued Units owned by Subscriber may be subject to dilution as a result of Subscriber’s failure to pay future capital calls by the Company for Subscriber’s Membership Interest, as set forth in the Operating Agreement.

(K)
Subscriber represents and warrants to Company that Subscriber has dealt with no broker, agent or other person in connection with this transaction, no broker, agent or other person brought about this transaction, and no commissions or other form of compensation are payable or are due to any other broker, agent or person by virtue of having dealt with Subscriber with regard to this transaction.

(L)
Subscriber is a financially sophisticated investor within the meaning of Section 4 (a)(2) of the Act, and an accredited investor within the meaning of Regulation D of the Act, and qualifies as such under the sections marked in the certificate immediately following the signature blanks of this Agreement.

(M)
SUBSCRIBER ACKNOWLEDGES THAT: (i) THE INVESTMENT IN THE ISSUED UNITS OF THE COMPANY IS A SPECULATIVE INVESTMENT THAT INVOLVES A HIGH DEGREE OF RISK THAT MAY RESULT IN LOSS OF THE ENTIRE INVESTMENT IN THE COMPANY; (ii) NEITHER THE COMPANY NOR OTHER SUBSCRIBER TO THE COMPANY'S UNITS HAS MADE ANY GUARANTEES OF PERFORMANCE OF THE INVESTMENT, OR RETURN ON THE INVESTMENT TO BE OBTAINED BY SUBSCRIBER IN THE ISSUED UNITS; AND (iii) SUBSCRIBER IS NOT RELYING ON ANY REPRESENTATIONS BY THE COMPANY OR OTHER SUBSCRIBER TO THE COMPANY'S UNITS IN MAKING THIS INVESTMENT OTHER THAN THOSE CONTAINED HEREIN, EXCEPT FOR PERFORMANCE GUARANTEES AS TO THE PLANT AS SET FORTH IN THE AGREEMENT BETWEEN OWNER AND DESIGN/BUILDER ON THE BASIS OF A STIPULATED PRICE, WHICH IS ONE OF THE OTHER DOCUMENTS.

(N)
SUBSCRIBER EXPRESSLY REPRESENTS AND WARRANTS TO COMPANY THAT IT IS A FINANCIALLY SOPHISTICATED INVESTOR, WITH SUBSTANTIAL BUSINESS EXPERIENCE IN THE BIOFUELS INDUSTRY, AND IS FULLY AWARE OF THE RISKS ASSOCIATED WITH THE BUYING OF THE COMMODITY INPUTS, AND THE SALE OF THE COMMODITY OUTPUTS, FROM A PLANT IN THE NATURE OF THE PLANT TO BE CONSTRUCTED AND OWNED BY COMPANY, AND ACKNOWLEDGES THAT COMPANY IS MATERIALLY RELYING UPON THIS WARRANTY BY SUBSCRIBER.

3.2
Subscriber shall indemnify, hold harmless and defend the Company and its managers, members, agents, and other representatives and affiliates with respect to any and all loss, damage, expense, claim, action or liability that any of them may incur as a result of the breach or untruth of any of the representations, warranties, acknowledgments and agreements of Subscriber set forth in this Agreement.

ARTICLE 4: THE COMPANY'S WARRANTIES, REPRESENTATIONS AND COVENANTS

4.1	The Company hereby represents, warrants and covenants to Subscriber that:

(A)
To the best of its knowledge and belief, the Company has made full and complete disclosure of its business plan, financial and capital structure to Subscriber and has permitted the Subscriber full and complete access to inquire concerning all relevant matters related to same.

(B)
The Company is a limited liability company duly and validly organized and existing and in good standing under the laws of the State of Kansas and has the corporate power and authority to issue the Issued Units.

(C)
The execution and delivery of this Agreement by the Company and the performance with its terms and conditions, its participation in the Closing and its execution of the Other Documents have been duly authorized by all necessary corporate action of the Company. Company’s execution and delivery of this Agreement and the Other Documents, and Company’s performance of their respective terms and conditions does not violate the Articles of Organization or the Operating Agreement of the Company, or any existing provision of law or any other agreement to which the Company is a party.

(D)
No authorization, approval or consent on the part of, or filing, registration or qualification with, any regulatory body (federal, state or local) is necessary or required in connection with the execution, delivery or performance of this Agreement.

4.2
Company shall indemnify, hold harmless and defend the Subscriber and its managers, members, agents, and other representatives and affiliates with respect to any and all loss, damage, expense, claim, action or liability that any of them may incur as a result of the breach or untruth of any of the representations, warranties, acknowledgments and agreements of Company set forth in this Agreement.

ARTICLE 5: REGISTRATION UNDER THE KANSAS SECURITIES ACT

5.1
Company believes, but does not represent or warrant, that the issuance of the Membership Units to the Subscriber is exempt from registration under the Kansas Securities Act, K.S.A. § 17-12a101 et seq. Subscriber knowingly assumes the risk that the issuance of the Membership Units may require Company to register within the State of Kansas, and that Company has not done so. Subscriber has represented to Company, and the Company has materially relied upon Subscriber’s representation, that Subscriber is purchasing the Membership Units for investment and not for resale.

ARTICLE 6: REGISTRATION UNDER THE SECURITIES ACT OF 1933

6.1
Company believes, but does not represent or warrant, that the issuance of the Membership Units to Subscriber is exempt from registration with the Securities and Exchange Commission by virtue of Section 4(a) (2) of the Act, and Regulation D promulgated thereunder, by virtue of Subscriber’s warranty at Article 3.1 (L), and Subscriber’s Status Certificate incorporated herein by reference.

ARTICLE 7: MISCELLANEOUS PROVISIONS

7.1
This Agreement is delivered in, executed in, and shall be construed under the laws of the State of Kansas (without regard to its conflict of law rules). This Agreement may be enforced in an action for specific performance, damages, or both, by any party hereto.

7.2	Time is of the essence with respect to all of the provisions of this Agreement.

7.3	Subscriber may not cancel, terminate or revoke this Agreement, and this Agreement shall be binding upon Subscriber's successors, assigns, legal representatives, heirs, legatees, and distributees.

7.4
This Agreement may be amended only by a written agreement executed by Company and Subscriber, and such written agreement to amend will only be entered into if a comparable written agreement to amend is entered into with Other Subscriber.

7.5
This Agreement, constitutes the entire agreement between the parties relating to the Issued Units, and taken together with the Other Documents once executed at Closing of the Transaction, comprises the entire agreement between Company and its Members concerning the Transaction. There are no oral understandings, agreements, representations or warranties which are not expressly set forth in this Agreement and the Other Documents. This Agreement expressly supersedes all prior agreements between Company and Subscriber relating to the subject matter hereof. By execution hereof, the signer certifies that he or she has read this Agreement and that the signer is duly authorized to execute this Agreement in the capacity stated below.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first written above.

ELEMENT, LLC

By: /s/ Christopher G. Standlee_______
Christopher G. Standlee, Secretary

("Company")

The Andersons Ethanol LLC

By: /s/ Mike Irmen_________________
By: Mike Irmen, President

("Subscriber")